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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated July 21, 1999 except for the effects of the reincorporation in Delaware described in Note 1, as to which the date is September 1, 1999, relating to the financial statements of AdStar.com, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



PricewaterhouseCoopers, LLP
Woodland Hills, California
September 28, 1999